                                                                 Exhibit 1.1

                                468,750 SHARES
                               WEEKS CORPORATION
                                 COMMON STOCK
                               ($.01 PAR VALUE)

                            UNDERWRITING AGREEMENT

                                                                  March 24, 1998

Wheat First Securities, Inc.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia  23219

     The undersigned, Weeks Corporation, a Georgia corporation (the "Company"), and the owner of 100% of the outstanding Capital Stock of both Weeks GP Holdings, Inc., a Georgia corporation ("Weeks GP"), and Weeks LP Holdings, Inc., a Georgia corporation ("Weeks LP"), the sole general partner and a limited partner, respectively, of Weeks Realty, L.P., a Georgia limited partnership (the "Operating Partnership"), hereby confirms their agreement with you (the "Underwriter") as follows:

     1.  Description of Shares.  The Company proposes to issue and sell to you
         ---------------------
468,750 shares of its Common Stock, par value $.01 per share (the "Shares"). The Shares are more fully described in the Prospectus hereinafter defined.

     2.  Purchase, Sale and Delivery of Shares.  On the basis of the
         -------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company at a purchase price of $30.40 per share, the 468,750 Shares.

     The Company will deliver definitive certificates for the Shares at the office of Wheat First Securities, Inc., Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219 ("Wheat First's Office"), or such other place as you and the Company may mutually agree upon (the "Place of Closing"), for your account against payment to the Company of the purchase price for the Shares sold to you by wire transfer of immediately available funds, at 10:00 a.m., Richmond time, on March 27, 1998, or at such other time and date not later than three full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

     The certificates for the Shares so to be delivered will be made available to you for inspection at Wheat First's Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least one full business day prior to the Closing Date.

     3.  Representations, Warranties and Agreements of the Company and the
         -----------------------------------------------------------------
Operating Partnership.  The Company and the Operating Partnership, jointly and
---------------------
severally, represent and warrant to and agree with you that:

               (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); a registration statement (Registration No. 333-32755) on Form S-3, including a prospectus relating to the registration of the Shares and such other securities which may be offered from time to time in accordance with Rule 415 under the Act, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Act, and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, was filed with the Commission under the Act and was declared effective on October 1, 1997. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, the exhibits, financial statements and schedules have heretofore been delivered by the Company to you. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" as used herein means the registration statement as amended at the time it or any amendment thereto became effective under the Act or any Annual Report on Form 10-K is filed by the Company with the Commission (the "Effective Date"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. Any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of the Registration Statement or the date of the Prospectus Supplement and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. The term "Prospectus" as used herein means the Prospectus Supplement as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act). The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus included at any time in the Registration Statement.

               (ii) The Commission has not issued, and is not to the knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement at the Effective Date, and the Prospectus at its date of issue and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, and neither the Prospectus nor any supplement thereto, as of its applicable issue date or the Closing Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conforming with, written information furnished to the Company by you specifically for use in the preparation thereof.

               (iii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from such documents in reliance upon, and in conforming with, written information furnished to the Company by you specifically for use in the preparation thereof.

               (iv) The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company and Weeks GP; this Agreement constitutes a valid and legally binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 6 hereof may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity); the issue and sale of the Shares by the Company and the performance by the Company and the Operating Partnership of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws, the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., as amended

          (the "Operating Partnership Agreement"), the organizational documents of any of their subsidiaries or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership or their subsidiaries under any statute, or under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company, the Operating Partnership, or their subsidiaries is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or their subsidiaries or their properties, except to such extent as does not materially adversely affect the business of the Company, the Operating Partnership and their subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or Rules and Regulations or any state securities laws, except to such extent as does not materially adversely affect the business of the Company, the Operating Partnership and their subsidiaries taken as a whole.

               (v) Except as described in the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company, the Operating Partnership and their subsidiaries taken as a whole have not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company, the Operating Partnership and their subsidiaries taken as a whole or any material adverse change in the condition (financial or other), net worth, business, affairs, management, or results of operations of the Company, the Operating Partnership and their subsidiaries taken as a whole.

               (vi) Except as described in the Prospectus, there is not now pending or, to the knowledge of the Company or the Operating Partnership, threatened or contemplated, any action, suit or proceeding to which the Company, the Operating Partnership or their subsidiaries is a party before or by any court or public, regulatory or governmental agency or body which might be expected to result (individually or in the aggregate) in any material adverse change in the condition (financial or other) or business of the Company, the Operating Partnership and their subsidiaries taken as a whole, or might be expected to materially and adversely affect (individually or in the aggregate) the properties or assets thereof, and there are no contracts or documents of the Company, the Operating Partnership or their subsidiaries which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations in order to be in material compliance with the Act and the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated by reference therein, except for such contracts or documents which the failure to so file would not materially adversely affect the business of the Company, the Operating Partnership and their subsidiaries, taken as a whole.

               (vii) The Company has duly and validly authorized capital stock as described in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive rights.

               (viii) Each of the Company, the Operating Partnership and their subsidiaries have been duly incorporated or formed, as the case may be, and is a validly existing corporation, general or limited partnership, or other legal entity, as the case may be, in good standing (if applicable) under the laws of the state or other jurisdiction in which it is incorporated or formed, as the case may be. The Company, the Operating Partnership and their subsidiaries have full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus; each of the Company, the Operating Partnership and their subsidiaries is duly qualified or registered to do business and is in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business of the Company, the Operating Partnership and their subsidiaries taken as a whole; and the outstanding shares of capital stock or ownership interests of the Company's and the Operating Partnership's subsidiaries have been duly authorized and validly issued, are fully paid and, in the case of corporate subsidiaries, nonassessable and are owned by the Company or the Operating Partnership (or their respective subsidiaries) free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim.

               (ix) Arthur Andersen LLP, the accounting firm which has certified certain of the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

               (x) The consolidated financial statements of the Company together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company, the Operating Partnership and their consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and, to the Company's knowledge, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements comply in all material respects with the requirements of Rule 3-14. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the Rules and Regulations thereunder.

               (xi) None of the Company, the Operating Partnership or any subsidiary is in default with respect to any contract or agreement to which it is a party; provided that this representation shall not apply to defaults which in the aggregate are not materially adverse to the condition, financial or other, or the business or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole.

               (xii) None of the Company, the Operating Partnership or any subsidiary is in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Section 13 of the Exchange Act, and none of the Company, the Operating Partnership or any subsidiary has failed to obtain any license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which violation or failure would materially adversely affect the business, operations, affairs, properties, profits or condition (financial or other) of the Company, the Operating Partnership and their subsidiaries taken as a whole.

               (xiii) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock of the Company except as disclosed in the Prospectus.

               (xiv) The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company, the Operating Partnership or their subsidiaries, taken as a whole. The Company, the Operating Partnership and each of their subsidiaries has valid, subsisting and enforceable leases for the real property and buildings described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company, the Operating Partnership and such subsidiaries.

               (xv) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

               (xvi) None of the Company, the Operating Partnership or any of their subsidiaries are an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (xvii) Commencing with the Company's taxable year ending December 31, 1994, the Company has been constituted in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended ( the "Code"), and the Company's historic and proposed methods of operation have enabled the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

               (xviii) Any certificate signed by any officer of the Company or the Operating Partnership, as the case may be, and delivered to you or to your counsel shall be deemed a representation and warranty by the Company or the Operating Partnership to you as to the matters covered thereby.

               (xix) A registration statement relating to the Common Stock of the Company has been declared effective by the Commission pursuant to the Exchange

          Act and the Common Stock of the Company is duly registered thereunder. The Shares have been listed on the New York Stock Exchange, Inc., subject to notice of issuance or sale of the Shares, as the case may be.

     4.  Additional Covenants.  The Company and the Operating Partnership each
         --------------------
covenant and agree with you that:

          (a) The Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriter and the number of Shares which the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares, and file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares;
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (b) The Company will advise you promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with you and your counsel in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request.

          (d) The Company will deliver to you, without charge, as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented, as you may from time to time reasonably request.

The Company consents to the use of such Prospectus by you, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares, subject to your obligation to discontinue such use upon notice from the Company until an amendment to the registration statement or supplement to the prospectus has been filed as contemplated under Section 4(e).

          (e) If, during the period in which a prospectus is required by law to be delivered by an underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

          (f) The Company will make generally available to its shareholders and will file as an exhibit in a report pursuant to the Exchange Act, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need be audited) to comply with Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (g) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all material respects with the requirements of Item 504 of Regulation S-K.

          (h) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

          (i) Prior to the Closing Date, the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company, the Operating Partnership and their subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          (j) Prior to the Closing Date, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conference, with respect to the offering of the Shares, without your prior written consent.

          (k) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the New York Stock Exchange, Inc.

          (l) During any period in which a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will promptly file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (m) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     5.  Conditions of Underwriter's Obligation.  Your obligations, as
         --------------------------------------
Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance in all material respects by the Company and the Operating Partnership of their covenants and obligations hereunder, and to the following additional conditions:

          (a) All filings required by Rule 424 of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to your knowledge or the knowledge of the Company, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) You shall not have disclosed in writing to the Company on or prior to the Closing Date, that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of your counsel, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On the Closing Date, you shall have received the opinion of King & Spalding, counsel for the Company, addressed to you and dated the Closing Date, as to the matters set forth in Schedule I attached hereto.

          (d) You shall have received on the Closing Date, from Hunton & Williams, your counsel, such opinion or opinions, dated the Closing Date with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

          (e)  [INTENTIONALLY OMITTED]

          (f) On the date of this Agreement and on the Closing Date, you shall have received from Arthur Andersen LLP, a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and stating to the effect set forth in Schedule II hereto.

          (g) Except as contemplated in the Prospectus, (i) none of the Company, the Operating Partnership or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company, the Operating Partnership and their subsidiaries or any change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company, the Operating Partnership or their subsidiaries, the effect of which, in any such case described in clause
(i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc. or the establishing on such exchange by the Commission or by such exchanges of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause
(v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

          (i) You shall have received certificates, dated the Closing Date and signed by the Chief Financial Officer of the Company stating that (i) he has carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at the Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) all representations and warranties made herein by the Company are true and correct in all material respects at the Closing Date, with the same effect as if made on and as of the Closing Date, and all agreements herein to be performed by the Company on or prior to the Closing Date have been duly performed in all material respects.

          (j) The Company and the Operating Partnership shall not have failed, refused, or been unable, at or prior to the Closing Date to have performed in all material respects any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to the Closing Date.

          (k) The Company and the Operating Partnership shall have furnished to you at the Closing Date such other certificates as you may have reasonably requested as to the accuracy, on and as of the Closing Date, of the representations and warranties of the Company and the Operating Partnership herein and as to the performance by the Company and the Operating Partnership of their obligations hereunder.

          (l) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange, Inc.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Hunton & Williams, your counsel. The Company and the Operating Partnership will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request. If any of the conditions specified above in this Section 5 shall not have been satisfied at or prior to the Closing Date or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

     6.  Indemnification.
         ---------------

          (a) The Company and the Operating Partnership, jointly and severally, will indemnify and hold you harmless and each person, if any, who controls you within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or the Operating Partnership or based on any information furnished in writing by the Company or the Operating Partnership, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof; and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company and the Operating Partnership shall not be liable to you or controlling persons under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such person results from the fact that you sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus. In addition to their other obligations under this
Section 6(a), the Company and the Operating Partnership agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Operating Partnership's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which the Company and the Operating Partnership may otherwise have.

          (b) You will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, the Operating Partnership or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, the Operating Partnership or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to your other obligations under this Section 6(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), you will reimburse the Company and the Operating Partnership on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company and the Operating Partnership for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which you may otherwise have.

          (c) Any party which proposes to assert the right to be indemnified under this Section 6 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

          (d) If the indemnification provided for in this Section 6 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and you on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Operating Partnership on one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Operating Partnership on one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Operating Partnership bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by you. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.  Representations and Agreements to Survive Delivery.  All
         --------------------------------------------------
representations, warranties, and agreements of the Company and the Operating Partnership contained herein or in certificates delivered pursuant hereto, and your agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of you or any controlling person, the Operating Partnership, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of the Shares to you hereunder.

     8.  Effective Date and Termination.
         ------------------------------

          (a) This Agreement shall become effective upon execution.

          (b) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 5 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 6 and 9 hereof.

If you terminate this Agreement as provided in Sections 8(b), you shall notify the Company by telephone or telegram, confirmed by letter.

     9.  Cost and Expenses.  The Company and the Operating Partnership, jointly
         -----------------
and severally, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's and the Operating Partnership's accountants and the fees and expenses of counsel for the Company and the Operating Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, (c) the furnishing of copies of such documents to you, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of your counsel relating to such registration or qualification, (e) the fees payable to the NASD (if any) and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares for trading on New York Stock Exchange, Inc., (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and
(j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that you will bear and pay the fees and expenses of your counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), your out-of-pocket expenses, and any advertising costs and expenses incurred by you incident to the public offering of the Shares.

     10.  Notices.  All notices or communications hereunder, except as herein
          -------
otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to Wheat First Securities, Inc., Attention: Syndicate Department, Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, facsimile number (804) 782-3440, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 4497 Park Drive, Norcross, Georgia 30093, facsimile number (770) 717 -3310.

     11.  Parties.  This Agreement shall inure to the benefit of and be binding
          -------
upon you, the Company, the Operating Partnership and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from you shall be construed a successor or assign by reason merely of such purchase.

     12.  Counterparts.  This Agreement may be executed by any one or more of
          ------------
the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     13.  Pronouns.  Whenever a pronoun of any gender or number is used herein,
          --------
it shall, where appropriate, be deemed to include any other gender and number.

     14.  Applicable Law.  This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and you.

                              WEEKS CORPORATION


                              By:/s/ David P. Stockert
                                 ---------------------
                                  Name:   David P. Stockert
                                  Title:  Senior Vice President and Chief
                                          Financial Officer

                              WEEKS REALTY, L.P.

                              By:  Weeks GP Holdings, Inc., Its
                                   General Partner


                                    By:/s/ David P. Stockert
                                       ---------------------
                                       Name:   David P. Stockert
                                       Title:  Senior Vice President and Chief
                                               Financial Officer

Accepted in Richmond, Virginia
as of the date first above written.

WHEAT FIRST SECURITIES, INC.


By:/s/ Carr L. Kinder, III
   -----------------------
   Name:  Carr L. Kinder, III
   Title:  Vice President